                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549



                                  FORM 8 - K/A

                           AMENDMENT TO CURRENT REPORT




                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): November 23, 1998


                          MINUTEMAN INTERNATIONAL, INC.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


        Illinois                       604540104             36-2262931
--------------------------------------------------------------------------------
(State or other jurisdiction of       (Commission         (IRS Employer
incorporation or organization)         File No.)          Identification No.)


 111 South Rohlwing Road, Addison Illinois                     60601
--------------------------------------------------------------------------------
 (Address of principal executive offices)                    (Zip Code)


                                 (630) 627-6900
--------------------------------------------------------------------------------
              (Registrant's telephone number, including area code)


                                    NO CHANGE
--------------------------------------------------------------------------------
              (Former name, former address and former fiscal year
                         if changed since last report)

The following Items 2 and 7 amend in their entirety Items 2 and 7(a) and (b) of Form 8-K previously filed on December 7, 1998.


Item 2            Acquisition or Disposition of Assets

         On November 23, 1998, Minuteman International, Inc., (the "Company"), entered into an Asset Purchase Agreement with AAR PowerBoss, Inc., for the acquisition of substantially all of the net assets and assumption of certain liabilities of AAR PowerBoss, Inc., ("PowerBoss"), an Illinois corporation. PowerBoss designs, manufactures, and repairs ride-on and walk-behind sweepers and scrubbers for floor and carpet care utilizing industrial application. The Assets acquired pursuant to the Closing, which was completed on November 24, 1998, consist of business operations, machinery, equipment, inventory, accounts receivable, and intellectual property rights. The liabilities assumed by the Company are certain liabilities incurred by PowerBoss in the ordinary course of business as reflected on the Final Closing Balance Sheet to be prepared pursuant to the Asset Purchase Agreement.

         The cash purchase price under the terms of the Asset Purchase Agreement, paid on November 24, 1998, was in the amount of $12,012,659.00. The purchase price is subject to certain post closing adjustments as provided for in the Asset Purchase Agreement. These adjustments should result in a revised purchase price of $11,631,000.00.

         The Company paid for this acquisition with borrowed funds pursuant to the terms of a Loan Agreement entered into with LaSalle National Bank. The Loan Agreement includes a Term Note and a Revolving Line of Credit with LaSalle National Bank.

         PowerBoss's primary operations were conducted out of its plant in Aberdeen, North Carolina. The Company has entered into a three-year lease for the utilization of the plant and property located in Aberdeen. Rent is the sum of $17,000.00 per month plus payment of insurance, taxes and maintenance of these facilities as provided in the Lease.

Item 7.  Financial Statements and Exhibits

    (a)  Financial statements of business acquired.
         See Exhibit 2.3 of Item 7(c)

    (b)  Pro forma financial information.

         The following unaudited pro forma condensed consolidated statements of operations are based on the historical statements of operations of the Company, adjusted to give effect to the 1998 acquisition of AAR PowerBoss, Inc. The pro forma condensed consolidated statements of operations for the year ended December 31, 1997 and for the nine months ended September 30, 1998 were derived from the unaudited historical statements of operations for the year ended December 31, 1997 and for the nine months ended September 30, 1998 adjusted to give effect to the acquisitions and related transactions as if this transaction had occurred on January 1, 1997, the first day of the year ended December 31, 1997.

         The pro forma adjustments included in the pro forma condensed consolidated statements of operations are based upon available information and certain assumptions that management believes are reasonable. With respect to the pro forma acquisition adjustments described in the notes accompanying the pro forma condensed consolidated statement of operations, the allocation of the purchase price of AAR PowerBoss, Inc. is preliminary and subject to final determination by the Company's management. The unaudited pro forma condensed consolidated statements of operations do not purport to represent what the Company's results of operations would actually have been had the transactions in fact occurred as of the beginning of each period presented. In addition, the unaudited pro forma condensed consolidated statements of operations do not purport to project the Company's results of operations for any future date or period.

         The pro forma condensed consolidated statements of operations for the year ended December 31, 1997 include the statement of operations of Minuteman International Inc. for the year ended December 31, 1997 and the statement of operations of AAR PowerBoss for the year ended February 28, 1998. The pro forma condensed consolidated statements of operations for the nine months ended September 30, 1998 include the statement of operations of Minuteman International Inc. for that period and the statement of operations of AAR PowerBoss for the nine months ended November 23, 1998. These statements should be read in connection with the Company's audited consolidated financial statements for the year ended December 31, 1997, which are included in the Company's 10-K filed on March 15, 1998, and the Company's unaudited interim condensed consolidated financial statement included in the Company's Form 10-Q for the quarter ended September 30, 1998. See the pro forma financial statements located in Exhibit 2.4 of Item 7(c).

    (c)  Exhibits - not included in Form 8-K previously filed.

         2.3 Unaudited balance sheet of AAR PowerBoss, Inc. as of August 31, 1998 and unaudited statement of operations and cash flows for the three months then ended.

         2.4 Pro forma consolidated balance sheet as of September 30, 1998 and pro forma consolidated statements of income for the year ended December 31, 1997 and the nine months ending September 30, 1998.

         2.5 Audited financial statements of AAR PowerBoss, Inc. for the years ended May 31, 1998 and 1997.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

         Dated:  February 6, 1999



                                     MINUTEMAN INTERNATIONAL, INC.

                                     By: _______________________________
                                         Jerome E. Rau
                                         President and Chief Executive Officer


                                     By: _______________________________
                                         Thomas J. Nolan
                                         Vice President, Treasurer, and Chief
                                         Financial Officer